Exhibit 10.2

AMENDMENT TO PROMISSORY NOTE

This Amendment, dated as of June 22, 2021 (this “Amendment”) to that certain Promissory Note, principal amount $300,000 (the “Note”), issued on February 16, 2021, is entered into by and among Thimble Point Acquisition Corp. II, a Delaware Corporation (the “Maker”) and LJ9 LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Maker and the Payee hereby amend the Note as follows:

1. Amendment to the Note. The principal amount in the Note is hereby amended to Four Hundred And Fifty Thousand Dollars ($450,000).

2. Continued Validity. Unless otherwise modified or supplemented by the terms of this Amendment, all terms and conditions of the Note shall continue in full force and effect.

3. Governing Law. All terms of and rights under this Amendment shall be construed and enforced in accordance with the laws of New York, without regard to conflict of law provisions thereof.

4. Amendments and Waivers. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

THIMBLE POINT ACQUISITION CORP. II

By:	/s/ Joseph Iannotta
Name: Joseph Iannotta
Title: Chief Financial Officer

LJ9 LLC

By:	/s/ Elon S. Boms
Name: Elon S. Boms
Title: Manager